Exhibit 32.2
CERTIFICATION PURSUANT TO
RULE 13a-14(b) OF
THE SECURITIES EXCHANGE ACT OF 1934
     In connection with the annual report on Form 10-K (the “Report”) of SunCom Wireless Holdings, Inc. (the “Company”) for the period ended December 31, 2006, as filed with the Securities and Exchange Commission as of the date hereof, I, Eric Haskell, Chief Financial Officer of the Company, hereby certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that:
     (1) the Report fully complies with the requirements of Section 13(a) or 15(d), as appropriate, of the Securities Exchange Act of 1934, as amended; and
     (2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Eric Haskell Name: Eric Haskell Title: Chief Financial Officer
Date: March 9, 2007
     A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to SunCom Wireless Holdings, Inc. and will be retained by SunCom Wireless Holdings, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.
     This certification “accompanies” the annual report on Form 10-K to which it relates, is not deemed filed with the Securities and Exchange Commission, and is not to be incorporated by reference into any filing of SunCom Wireless Holdings, Inc. under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before or after the date of the annual report on Form 10-K, irrespective of any general incorporation language contained in such filing).